THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON PURSUANT TO REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THE SECURITIES REPRESENTED BY THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

LOAN/CONVERTIBLE DEBENTURE

Due January 11, 2024

ASTRA ENERGY, INC.

9565 Waples Street, Ste 200, San Diego, CA 92121
(Incorporated under the laws of the State of Nevada)

FOR VALUE RECEIVED, Astra Energy, Inc. (the "Company") hereby promises to pay to **Ronald J De Jager and Monique L De Jager** (the "Holder") the principal sum of **Twenty Thousand Dollars (US$ 20,000.00)** (the "Principal Amount") on the Maturity Date, or such earlier date as the Principal Amount or any part thereof, may become due pursuant to the terms hereof, on presentation and surrender of this Debenture at the address for notices of the Holder and to pay interest on the Principal Amount from time to time outstanding at **eight percent (8%) per annum** (the "Interest Rate") commencing January 11, 2022, together with interest at the Interest Rate on any interest in default, both before and after maturity, default and judgment, all as set out in the terms and conditions appended hereto as Schedule "A", and the Holder is entitled to the benefits set out therein.

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed by a duly authorized officer.

DATED this 11th day of January, 2022.

ASTRA ENERGY, INC.

Per: ______________________
Director

(See terms and conditions attached hereto as Schedule "A")

SCHEDULE "A"

TERMS AND CONDITIONS OF DEBENTURE

Terms and Conditions attached to the Debenture issued by Astra Energy, Inc. due January 11, 2024.

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Debenture, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a) "**Business Day**" means a calendar day excluding Saturday, Sunday and statutory holidays in the State of Nevada;

(b) "**Common Shares**" means common shares in the capital of the Company, as such shares exist at the close of business on the Issue Date, provided that in the event of any adjustment to the conversion rights pursuant to Article 3, "Common Shares" shall thereafter mean the shares or other securities or property the Holder is entitled to receive on a conversion as a result of any such adjustment;

(c) "**Conversion Amount**" means the amount of the Principal Amount elected by the Holder from time to time in a Conversion Notice to be converted to Common Shares;

(d) "**Conversion Notice**" means a notice substantially in the form of **Appendix I**, hereto;

(e) "**Conversion Price**" means USD**$1.00 for each Common Share in the capital stock of Astra Energy, Inc.**, until the Maturity Date, provided that in the event of any adjustment of the Conversion Price pursuant to Article 3, "Conversion Price" shall thereafter mean the adjusted Conversion Price in effect at that time;

(f) "**Company**" means Astra Energy, Inc. and includes any successor Company to or of the Company;

(g) "**Date of Conversion**" means thirty (30) after the date of actual receipt by the Company at its head office of this Debenture and a Conversion Notice, if a Business Day, or, if not a Business Day, the first Business Day after such actual receipt;

(h) "**Debenture**" means this interest-bearing convertible secured debenture of the Company;

(i) "**Director**" means a director of the Company for the time being and "**Directors**" or "**Board of Directors**" means the board of directors of the Company or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Company for the time being, and reference to action by the directors means action by the directors of the Company as a board or action by the said executive committee as such committee;

(j) "**Event of Default**" means any event specified in Article 5, which has not been waived, cured or remedied;

(k) "**Holder**" means any Person or Persons from time to time registered as the holder of this Debenture;

(l) "**Interest Amount**" means any interest amount accrued but unpaid in accordance with the provisions of this Debenture, including, without limitation, interest accrued but unpaid on overdue interest;

(m) "**Interest Rate**" means Eight Per Cent (8%) per annum simple interest, calculated not in advance and payable commencing **and accruing to maturity.**

(n) "**Issue Date**" means January 11, 2022;

(o) "**Maturity Date**" means January 11, 2024;

(p) "**Person**" means an individual, partnership, Company or other business or legal entity or any duly constituted government of or in Canada and any minister, department, commission, board, bureau, agency, authority, instrumentality or court and the like of any such government;

(q) "**Principal Amount**" means initially, the principal amount set out on the face page of this Debenture;

(r) "**annually**" refers to a fiscal quarter of the Company; and

(s) "**this Debenture**", "**hereto**", "**hereby**", "**hereunder**", "**hereof**" and similar expressions refer to the secured Convertible Debenture represented hereby and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto and every debenture issued in replacement hereof.

1.2 Interpretation

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the neuter or the feminine gender and vice versa.

1.3 Headings

The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the Debentures.

1.4 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on the next succeeding day that is a Business Day.

1.5 Currency

All references to currency herein shall be to lawful money of the United States.

1.6 Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.7 Appendix

The following is the Appendix annexed to and incorporated in this Debenture and deemed to be part hereof:

Appendix I - Notice of Conversion

ARTICLE 2
THE DEBENTURE

2.1 Terms of the Debenture

(a) This Debenture shall be dated as of the Issue Date and, unless converted, mature and be fully payable on the Maturity Date;

(b) This Debenture shall bear interest on the Principal Amount thereof from and including the Issue Date, or from and including the last interest payment date on which interest shall have been paid or made available for payment on the outstanding Debentures, whichever shall be the later, at the Interest Rate, (after as well as before maturity, default and judgment, with interest on overdue interest at the same rate) calculated monthly, not in advance. Interest shall be payable **quarterly** in cash payments commencing April 11, 2022. Interest for any period of less than one month shall be computed on the basis of thirty (30) days.

(c) All or any portion of the outstanding Principal Amount shall be convertible **including accrued interest**, at the option of the Holder, at any time following the Issue Date through the close of business on the Business Day immediately preceding the Maturity Date at the Conversion Price in accordance with Article 3 hereof;

(d) The indebtedness represented by the Debenture not exchanged by the Holder for Common Shares pursuant to Article 3 prior to the Maturity Date will be repayable by the Company on the Maturity Date by delivery, within seven (7) days after the Maturity Date, to the Holder, of a cheque in the amount of the indebtedness represented by the Debenture held by the Holder (less any tax, withholding or other, required to be deducted) and the Company shall forward or caused to be forwarded by prepaid post to the Holder, at the Holder's address for notices, a cheque payable to the order of the Holder. The forwarding of such cheque and/or share certificate, as applicable, shall satisfy and discharge the liability for the interest upon the Debenture to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque is not paid on presentation, provided that in the event of the non-receipt of such cheque, as applicable by the Holder, or the loss or destruction thereof, the Company, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, shall issue to the Holder a replacement cheque, as applicable, for the same amount.

ARTICLE 3
CONVERSION OF DEBENTURE

3.1 Conversion

Subject to the conditions of this Article 3 and Article 4, the Holder shall have the right at any time and from time to time after the Issue Date and prior to the Maturity Date to convert the Principal Amount, or any part thereof, provided however such amount to be converted **shall not be less than the lesser of the accrued interest and the outstanding Principal Amount**, into fully paid and non-assessable Common Shares at the Conversion Price. The Conversion Price shall be subject to adjustment as provided in Section 3.5.

3.2 Manner of Exercise of Right of Conversion

To convert all or a part of the Principal Amount, the Holder shall surrender this Debenture to the Company at its head office in San Diego, CA, no less than thirty (30) business days prior to the date of conversion, together with a Conversion Notice duly completed and executed by the Holder, exercising its right to convert in respect of a specified Conversion Amount in accordance with the provisions of this Article. Thereupon, such Holder shall be entitled to be entered in the books of the Company as at the Date of Conversion as the holder of the number of Common Shares into which the Conversion Amount is convertible, in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver to such Holder, or subject as aforesaid, its nominee(s) or assignee(s), certificates for such Common Shares, and if applicable, a cheque for any Interest Amount.

3.3 Partial Conversion

If this Debenture is surrendered for partial conversion then the Holder shall be entitled to receive and the Company shall deliver to the Holder a new Debenture in a Principal Amount equal to the unconverted part of the Principal Amount

3.4 Entitlement to Payment of Interest Amount

The Holder, on surrender of this Debenture for conversion, in whole or in part, in accordance with this Article shall be entitled to any Interest Amount on the Conversion Amount to the Date of Conversion, which Interest Amount shall be paid in accordance with Section 4.1.

3.5 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time (subject always to requisite regulatory approval) as follows.

(a) If and whenever at any time prior to the Maturity Date, the Company shall:

(i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, or

(ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares, or

(iii) issue Common Shares, or securities convertible into Common Shares, to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend other than a dividend paid in the ordinary course,

the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares, or securities convertible into or exchangeable for Common Shares, by way of a stock dividend, as the case may be, shall in the case of the events referred to in clauses (i) and (iii) above, be adjusted in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Common Shares are issued, the number of Common Shares that would have been outstanding had such securities been converted into or exchanged for Common Shares on such record date), shall, in the case of the events referred to in clause (ii) above, be adjusted in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation, in each such case so that upon a subsequent conversion of this Debenture in accordance with the terms hereof the Holder shall receive the same number of Common Shares which he would have owned immediately following such event if he had converted the Debenture immediately prior to such event. Such adjustment shall be made successively whenever any event referred to in this subsection (a) shall occur; and to the extent that any such securities convertible into or exchangeable for Common Shares are not converted into or exchanged for Common Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued on the exercise of such conversion or exchange right.

(b) In the case of any reclassification of, or other change in, the outstanding Common Shares of the Company other than subdivision, reduction, combination or consolidation, the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Directors determine to be appropriate on a basis consistent with Subsection 3.5 (a).

(c) If and whenever at any time prior to the Maturity Date there is a capital reorganization, consolidation, merger, arrangement or amalgamation of the Company with or into any other body corporate, trust, partnership or other entity or a sale or conveyance whereby all or substantially all of the Company's undertaking and assets would become the property of any body corporate, trust, partnership or other entity, the Holder, if it has not exercised its right of conversion under Section 3.1 prior to the effective date of such reorganization, consolidation, merger, arrangement, amalgamation, sale, upon any such conversion at any time thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares to which it was theretofore entitled upon conversion, the aggregate number of Common Shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from the reorganization, consolidation, merger, arrangement or amalgamation or to which such sale may be made, as the case may be, that the Holder would have been entitled to receive as a result of such reorganization, consolidation, merger, arrangement, amalgamation or sale if, on the record date or effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares to which it was entitled upon conversion.

(d) In any case in which this Section 3.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein,

the Company may defer, until the occurrence of such event, issuing to the Holder, in the case of the Debenture being converted after such record date and before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion.

(e) The adjustments provided for in this Section 3.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 3.5. No adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and considered in any subsequent adjustment.

(f) In the event of any question arising with respect to the adjustments provided for in this Section 3.5, such question shall be conclusively determined by the Company's independent auditors, and such auditors shall have access to all necessary records of the Company and such determination shall be binding upon the Company, and the Holder.

(g) No adjustment in the Conversion Price shall be made in respect of any event described in subsection 3.5(a)(iii) if all required regulatory approvals have been received and the Holder is entitled by the Company to and participates in such event on the same terms, *mutatis mutandis*, as if the Holder had converted the Debenture prior to the effective date or record date, as the case may be, of such event.

(h) If a state of facts shall exist to which the provisions of Section 3.5 are not strictly applicable, or if strictly applicable, would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, then the Company shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid. The Holder shall accept the certificate or opinion of a firm of independent chartered accountants (who may be the Company's auditors) with respect to any such adjustment in the application of such provision, and as to questions of law in connection therewith, shall accept an opinion of counsel.

3.4 No Requirement to Issue Fractional Common Shares

The Company shall not be required to issue fractional Common Shares upon the conversion of the Debenture pursuant to this Article, nor to satisfy such fractional interest by paying to the Holder any amount. Upon such conversion, fractional interests shall be rounded to the nearest whole Common Share.

3.6 Company to Reserve Common Shares

The Company covenants with the Holder that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of the Debenture as in this Article provided, and conditionally allot to the Holder, such number of Common Shares as shall then be issuable upon the full conversion of this Debenture. The Company covenants with the Holder that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

3.7 Certificate as to Adjustment

The Company shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 3.5, deliver a certificate of an officer of the Company to the Holder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of the Companys' independent auditors, if requested by the Holder, and shall be conclusive and binding on all parties in interest. When so approved, the Company shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Holder in the manner provided in Section 6.3, specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Company has given notice under Section 3.9 covering all the relevant facts in respect of such event, no such notice need be given under this Section 3.8.

3.8 Notice of Special Matters

The Company covenants with the Holder that, so long as this Debenture remains outstanding, it will give notice to the Holder in the manner provided in Section 6.3, of its intention to fix a record date or an effective date for any event referred to in subsections (a) and (c) of Section 3.5 which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; and, if prepared or available as at the date that such notice is required to be given pursuant to this Section 3.9 notice shall be accompanied by the material (ie. proxy circulars, information booklets etc.) sent to the holders of Common Shares in respect of the event in question; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given no less that 14 days in each case prior to such applicable record date or effective date.

3.9 Certificate Legends

Certificates representing the Common Shares issuable upon conversion of the Debenture or as payment for an Interest Amount as provided for in this Debenture will bear such legend(s) denoting the restrictions on transferability and posed by applicable corporate and securities laws as counsel to the Company may determine. The Holder agrees to sell, assign or transfer such Common Shares only in accordance with the requirements of all such legends and all applicable corporate and securities laws.

ARTICLE 4
COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with the Holder as follows:

4.1 To Pay Interest

(a) The Company covenants and agrees with the Holder that it will pay to the Holder interest at the Interest Rate on the outstanding Principal Amount, payable quarterly commencing April 11, 2022 on or before the Maturity Date.

(b) This Debenture shall bear interest on the outstanding Principal Amount from the Issue Date.

(c) Interest in respect of this Debenture for any period, which is less than the interest period otherwise applicable, shall be computed on the basis of a 365-day year.

(d) As the interest on the Debenture becomes payable (except interest payable on repayment which shall be paid upon presentation and surrender of the Debenture for repayment), the Company, within seven (7) days after each date on which interest on the Debenture becomes due (the "**Payment Period**"), shall forward or caused to be forwarded by prepaid post to the Holder, at the Holder's address for notices, a cheque in the amount of the interest payable (less any tax, withholding or other, required to be deducted) payable to the order of the Holder. The forwarding of such cheque shall satisfy and discharge the liability for the interest upon the Debenture to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque is not paid on presentation, provided that in the event of the non-receipt of such cheque by the Holder, or the loss or destruction thereof, the Company, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, shall issue to the Holder a replacement cheque for the same amount.

(e) The Holder shall be entitled to the Principal Amount and interest evidenced by the Debenture free from all equities or rights of set-off or counterclaim between the Company and the Holder and all persons may act accordingly, save and respect of equities or rights of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

(f) Any interest unpaid when due shall bear interest at the Interest Rate from the date when payment was due until the date of payment, except that such interest shall not accrue during a Payment Period if the applicable interest amount is paid during such Payment Period.

4.2 To Carry on Business

Subject to the express provisions hereof, the Company will carry on and conduct its businesses in a proper and efficient manner, will not change materially the nature of its business as currently carried on or contemplated and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

4.3 Notice of Event of Default

The Company will give notice in writing forthwith to the Holder of the occurrence of any Event of Default, or other event which with lapse of time and/or giving of notice or otherwise would be an Event of Default, forthwith upon becoming aware thereof and specifying the nature of such default and/or Event of Default and the steps taken to remedy the same.

ARTICLE 5
DEFAULT

5.1 Acceleration of Maturity

Upon the happening of any one or more of the following events, namely:

(a) if the Company makes default in payment of the principal on the Debentures when the same becomes due and payable under the Debentures;

(b) if the Company is in material breach of any representation, warranty or covenant of the Company under the Debentures;

(c) if a decree or order of a court having jurisdiction in the premises is entered adjudging the Company, a bankrupt or insolvent under the *Bankruptcy and Insolvency Act* (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Company or appointing a receiver of, or of any substantial part of, the property of the Company or ordering the winding-up or liquidation of its affairs; or

(d) if a resolution is passed for the winding-up or liquidation of the Company or if proceedings are instituted against the Company under the *Bankruptcy and Insolvency Act* (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Company or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes;

the Holder of this Debenture may, in its discretion, demand payment of the Principal Amount and any Interest Amount, and thereupon the Principal Amount and Interest Amount shall be immediately due and payable without further notice or requirement of time to effect a payment and the security hereby constituted shall become enforceable.

5.2 Remedies Upon Event of Default

If an Event of Default shall occur and be continuing and the Company shall fail forthwith to pay the amounts owing hereunder, the Holder shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligors upon the Debenture and collect in the manner provided by law out of the property of the Company or other obligors upon the Debenture wherever situated the monies adjudged or decreed to be payable. In addition, the Holder may, in its discretion, proceed to protect and enforce the rights vested in it by the Debenture by such appropriate judicial proceedings as the Holder shall deem most

effectual to protect and enforce any of such rights, either at law or in equity and either in bankruptcy or otherwise.

5.3 Waiver

The Holder may, by instrument in writing signed by the Holder or by an authorized officer of the Holder, but not otherwise, waive any breach by the Company of any of the provisions contained in this Debenture or any default by the Company in the observance or performance of any covenant, agreement or condition required to be kept, observed or performed by the Company under the terms of this Debenture; provided always that no act or omission of the Holder in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or to affect the rights of the Holder resulting therefrom.

5.4 Costs of Realization

The Company agrees to pay to the Holder forthwith upon demand all costs, charges and expenses (including reasonable legal fees) of or incurred by the Holder in connection with the realization of this Debenture or any part thereof, or in recovering or enforcing payment of any of the monies owing hereunder.

ARTICLE 6
SECURITY INTEREST

6.1 Security

The indebtedness represented by the Debenture, including the Principal Amount thereof and interest, if any accrued thereon, constitute direct obligations of the Company to the Holder, and shall be secured by a charge over the assets and business of the Company.

ARTICLE 7
MISCELLANEOUS

7.1 Severability

If any covenant or provision herein or any portion thereof is determined to be void, unenforceable or prohibited by the law of any province or the local requirements of any provincial or federal governmental authority such shall not be deemed to affect or impair the validity of any other covenant or provision herein or portion thereof, as the case may be, nor the validity of such covenant or provision or portion thereof, as the case may be, in any other jurisdiction.

7.2 Laws of Nevada

This Debenture shall be deemed to have been made and shall be constructed in accordance with the laws of the State of Nevada and the laws of United States applicable therein.

All notices, reports or other communication required or permitted by this Debenture must be in writing and either delivered by hand (including courier), by fax transmission (with confirmation of receipt) or by mail and shall be deemed to have been received on the date of such hand delivery or transmission if received prior to 4:30 p.m. (local time of the recipient) on a Business Day and otherwise shall be deemed to have been received on the Business Day next following the date of such hand delivery or transmission or in the case of mailing delivery shall be deemed to have been received on the fifth Business Day following the date of mailing, addressed to the relevant party, as follows:

If to the Company, at its head office:

Astra Energy, Inc

9565 Waples Street, San Diego, CA

92121

If to the Holder:

[illegible]

[illegible]

[illegible]

Or the last address or fax number of the party concerned, notice of which was given in accordance with this paragraph.

7.3 Assignment

This Debenture is not a negotiable instrument and may not be transferred or assigned by the Holder in whole or in part without the written consent of the Company which consent may be withheld in its sole discretion.

7.4 Enurement

This Debenture and all its provisions shall enure to the benefit of the Holder, its successors and permitted assigns and shall be binding upon the Company and its successors and assigns.

7.5 Security

This Debenture shall be secured by all the assets and business of Astra Energy, Inc.

DATED this [illegible] day of January, 2022

By: [illegible]

Name: [illegible]

Title: [illegible]

DATED this 11th day of January, 2022

By: [illegible]

Dan Claycamp, COO/Director

Astra Energy, Inc.